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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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         We hereby consent to the incorporation by reference in this
Registration Statement on Form S-8 of our report dated January 23, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Susquehanna Bancshares, Inc., which is incorporated by reference in Susquehanna Bancshares, Inc."s Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
May 29, 2001